Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports 29.3% Increase in Second Quarter Revenue

Van Nuys, CA -- February 14, 2014 -- Trio-Tech International (NYSE MKT:TRT) today announced financial results for the second quarter and the first six months of fiscal 2014, highlighted by an increase of 29.3% and 12.1%, respectively, in revenue and a narrower net loss compared to the same periods in fiscal 2013.

Second Quarter Results

    For the three months ended December 31, 2013, revenue increased 29.3% to $9,339,000, compared to revenue of $7,221,000 for the second quarter of fiscal 2013.  Products revenue increased 37.4% to $4,696,000 compared to $3,419,000 for last year's second fiscal quarter, and semiconductor testing services revenue increased 22.0% to $4,597,000 compared to $3,769,000 in the second quarter of fiscal 2013.

    Gross margin for this year's fiscal second quarter was $1,987,000, or 21.3% of revenue, compared to $1,548,000, or 21.4% of revenue, for the second quarter of fiscal 2013.

    Operating expenses for the second quarter of fiscal 2014 of $2,093,000 included non-cash stock option expense of $86,000.  For the second quarter of fiscal 2013, operating expenses of $1,862,000 included non-cash stock option expense of $8,000.

    The operating loss for the second quarter of fiscal 2014 narrowed to $106,000 compared to an operating loss of $314,000 for the same period a year ago.  The operating loss for the second quarter of fiscal 2014 included a non-cash stock option expense of $86,000, compared to a non-cash stock option expense of only $8,000 in the same quarter of fiscal 2013.

    The net loss attributable to Trio-Tech common shareholders for the second quarter of fiscal 2014 was $365,000, or $0.10 per share, which included a loss from the discontinued fabrication services business of $17,000, or $0.00 per share.  The second quarter fiscal 2014 loss also takes into account the non-cash stock option expense of $86,000.  In comparison, for the second quarter of fiscal 2013, the net loss attributable to Trio-Tech common shareholders was $506,000, or $0.15 per share, which included a loss from the discontinued fabrication business of $132,000, or $0.03 per share.  The loss for this period of fiscal 2013 also takes into account the non-cash stock option expense of $8,000.  Trio-Tech terminated its fabrication facilities lease in December 2012 and discontinued this segment in the fourth quarter of fiscal 2013.

First Half Results

    For the six months ended December 31, 2013, revenue increased 12.1% to $18,836,000 compared to revenue of $16,796,000 for the first six months of fiscal 2013.

    The operating loss for the first six months of fiscal 2014 was $119,000.  This loss included a non-cash stock option expense of $200,000.  For the first six months of fiscal 2013, the operating loss was $424,000, which included a non-cash stock option expense of $19,000.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

    The net loss attributable to Trio-Tech common shareholders for the first six months of fiscal 2014 was $382,000, or $0.11 per share, which included a loss from the discontinued fabrication services business of $40,000, or $0.01 per share, and the non-cash stock option expense of $200,000.  In comparison, for the first six months of fiscal 2013, the net loss attributable to Trio-Tech common shareholders was $523,000, or $0.16 per share, including a loss from the discontinued fabrication business of $242,000, or $0.07 per share, and the non-cash stock option expense of $19,000.

    Cash provided by operations for the first six months of fiscal 2014 was $2,201,000, compared to cash provided by operations for the first six months of fiscal 2013 of $3,646,000.  Shareholders' equity at December 31, 2013 was $20,564,000, or $5.86 per outstanding share, compared to $20,606,000, or $6.20 per outstanding share, at June 30, 2013.  There were approximately 3,508,000 common shares outstanding for the first half of fiscal 2014, compared to approximately 3,322,000 common shares outstanding for the same period last year.

CEO Comments

    "Our efforts to grow our core manufacturing and testing businesses are meeting with success, as reflected in the increase in revenue in both business segments and the strong improvement in operating income, excluding the effects of the stock option expense, in the current fiscal year compared to fiscal 2013.  Through new product development and service enhancements, we continually strive to broaden and deepen our relationships with our customers and expand our revenue base.  At the same time, we remain alert to opportunities to reduce costs and enhance productivity throughout our organization.  We believe this is the right strategy for Trio-Tech's long term success," said S.W. Yong, Trio-Tech's CEO.

About Trio-Tech

    Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

Revenue	2013	2012	2013	2012
Products	$4,696	$3,419	$10,101	$9,055
Testing Services	4,597	3,769	8,645	7,678
Other	46	33	90	63

	9,339	7,221	18,836	16,796
Costs of Sales
Cost of products sold	4,064	2,799	8,410	7,825
Cost of testing services rendered	3,253	2,842	6,278	5,519
Other	35	32	70	65

	7,352	5,673	14,758	13,409

Gross Margin	1,987	1,548	4,078	3,387

Operating Expenses:
General and administrative	1,838	1,664	3,672	3,416
Selling	208	126	413	253
Research and development	49	72	101	145
(Gain) Loss on disposal of property, plant and equipment	(2)	--	11	(3)

Total operating expenses	2,093	1,862	4,197	3,811

Loss from Operations	(106)	(314)	(119)	(424)

Other Income (Expenses)
Interest expenses	(66)	(76)	(134)	(154)
Other (expenses) income, net	(205)	56	(41)	310

Total other (expenses) income	(271)	(20)	(175)	156

Loss from Continuing Operations before Income Taxes	(377)	(334)	(294)	(268)

Income Tax Benefit (Expense)	39	(2)	82	122

Loss from Continuing Operations
before non-controlling Interest, net of tax	(338)	(336)	(212)	(146)

Loss from discontinued operations, net of tax	(30)	(258)	(72)	(489)

NET LOSS	$(368)	$(594)	$(284)	$(635)

Less: net income (loss) attributable to the non-controlling interest	(3)	(88)	98	(112)

Net Loss attributable to Trio-Tech International	(365)	(506)	(382)	(523)

Net Loss Attributable to Trio-Tech International:
Loss from continuing operations, net of tax	(348)	(374)	(342)	(281)
Loss from discontinued operations, net of tax	(17)	(132)	(40)	(242)

Net Loss Attributable to Trio-Tech International	$(365)	$(506)	$(382)	$(523)

Comprehensive Income (Loss) Attributable to Trio-Tech:

Net loss	$(368)	$(594)	$(284)	$(635)
Foreign currency translation, net of tax	39	161	(144)	716

Comprehensive Income (Loss)	(329)	(433)	(428)	81

Less: Comprehensive (loss) income
attributable to non-controlling Interest	(1)	(46)	(5)	52

Comprehensive (Loss) Income Attributable to Trio-Tech	(328)	(387)	(423)	29

Basic and diluted loss per share from continuing operations	$(0.10)	$(0.12)	$(0.10)	$(0.09)
Basic and diluted loss per share from discontinued operations	--	(0.03)	(0.01)	(0.07)

Basic and Diluted Loss per Share	$(0.10)	$(0.15)	$(0.11)	$(0.16)

Weighted Average Shares Outstanding - Basic and Diluted	3,508	3,322	3,508	3,322

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31 2013	Jun. 30, 2013
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash & cash equivalents	$2,574	$2,793
Short-term deposits	100	104
Trade accounts receivable, net	9,223	8,728
Other receivables	326	993
Loan receivables from property development projects, net	826	1,139
Inventories, net	1,314	2,463
Prepaid expenses and other current assets	445	358

Total current assets	14,808	16,578

INVESTMENTS	--	791
INVESTMENT PROPERTIES, Net	1,861	1,893
PROPERTY, PLANT AND EQUIPMENT, Net	13,184	12,851
OTHER ASSETS	1,353	437
RESTRICTED TERM DEPOSITS	3,490	3,494

TOTAL ASSETS	$34,696	$36,044
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Lines of credit	$3,336	$3,864
Accounts payable	4,342	4,136
Accrued expenses	2,539	3,060
Income taxes payable	468	459
Current portion of bank loans payable	717	770
Current portion of capital leases	84	105

Total current liabilities	11,486	12,394

BANK LOANS PAYABLE, net of current portion	2,207	2,613
CAPITAL LEASES, net of current portion	236	228
DEFERRED TAX LIABILITIES	165	191
OTHER NON-CURRENT LIABILITIES	38	12

TOTAL LIABILITIES	14,132	15,438

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,508,055 and 3,321,555 shares issued and outstanding at December 31, 2013 and June 30, 2013, respectively	10,873	10,531
Paid-in capital	2,956	2,756
Accumulated retained earnings	1,286	1,668
Accumulated other comprehensive gain-translation adjustments	3,639	3,680

Total Trio-Tech International shareholders' equity	18,754	18,635

NON-CONTROLLING INTEREST	1,810	1,971

TOTAL EQUITY	20,564	20,606

TOTAL LIABILITIES AND EQUITY	$34,696	$36,044

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130